EXHIBIT 10.39

AMENDMENT AGREEMENT
dated 12 December 2013
for
SYNNEX INFOTEC CORPORATION
as Company
and
SYNNEX CORPORATION
as Guarantor
and
THE ROYAL BANK OF SCOTLAND PLC
acting as Agent

RELATING TO JPY14,000,000,000 FACILITY AGREEMENT DATED
7 December 2012

- (i) -

THIS AGREEMENT is dated 12 December 2013 and made between:

(1)	SYNNEX INFOTEC CORPORATION (the "Company");

(2)	SYNNEX CORPORATION (the “Guarantor”) and

(3)	THE ROYAL BANK OF SCOTLAND PLC as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Amended Agreement" means the Original Facility Agreement, as amended by this Agreement.
"Effective Date" means 12 December 2013.
"Original Facility Agreement" means JPY14,000,000,000 facility agreement dated 7 December 2012 between the Company, the Guarantor, the Agent, the Arranger named in it and the Lenders named in it (as amended from time to time prior to the date of this Agreement).
"Party" means a party to this Agreement.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, terms defined in the Original Facility Agreement have the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Third Party Rights
A person who is not a Party has no right to enforce or to enjoy the benefit of any term of this Agreement.

1.4	Designation
In accordance with the Original Facility Agreement, each of the Company and the Agent designate this Agreement as a Finance Document and a Fee Letter.

2.	REPRESENTATIONS
Each Obligor makes the Repeating Representations, and the representations and warranties in Clause 18.5 (Validity and admissibility in evidence), 18.7 (Deduction of Tax) and 18.8 (No filing or stamp taxes) of the Original Facility Agreement, by reference to the facts and circumstances then existing:

(a)	on the date of this Agreement; and

(b)	on the Effective Date,
but as if references in Clause 18 (Representations) of the Original Facility Agreement to "the Finance Documents" include this Agreement and, on the Effective Date, the Amended Agreement.

3.	AMENDMENT

3.1	Amendment
With effect from the Effective Date the Original Facility Agreement shall be amended as follows:

(a)	The following definition shall be inserted in Clause 1.1 (Definitions):
""Guaranteed Amount" means 110 % of the amount equivalent to the sum of the principal amount of all of the Loans under the Finance Documents then outstanding."

(b)	The definition of "Margin" in Clause 1.1 (Definitions) shall be amended as follows:
""Margin" means 1.40 per cent. per annum."

(c)	The definition of "Termination Date" in Clause 1.1 (Definitions) shall be amended as follows:
""Termination Date" means, in relation to each of Facility A and Facility B, the date which is 4 years after the date of this Agreement."

(d)	Clause 11.1 (Commitment fee) paragraph (a) shall be amended as follows:
"The Company shall pay to the Agent (for the account of each Lender of the Facility B Loan) a fee in Japanese Yen computed at the rate of 0.10 per cent. per annum on that Lender's Available Commitment under Facility B for the Availability Period applicable to Facility B; and"

(e)	Clause 17.4 (Waiver of defences) paragraph (i) shall be amended as follows:
"any other circumstance or occurrence that might constitute a defence available to, or discharge of, a surety or guarantor, other than the payment and performance in full of all Liabilities of the Obligors (subject to, in the case of the Guarantor, satisfaction in full of its obligation under Clause 17.10 (Guaranteed Amount))."

(f)	A new Clause 17.10 (Guaranteed Amount) shall be inserted as follows:
"17.10 Guaranteed Amount
The total amount which may be recovered from the Guarantor under this Agreement and the other Finance Documents shall not exceed the then Guaranteed Amount."

3.2	Continuing obligations
The provisions of the Original Facility Agreement and the other Finance Documents (including the guarantee and indemnity of each Guarantor) shall, save as amended by this Agreement, continue in full force and effect.

4.	TRANSACTION EXPENSES
The Company shall reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement pursuant to Clause 16.2 of the Original Facility Agreement.

5.	FEES
On the Effective Date, the Company shall pay to the Agent (for the account of each Lender) a fee in Japanese Yen of 0.2 per cent of the Total Commitment.

6.	MISCELLANEOUS

6.1	Incorporation of terms
The provisions of Clause 29 (Notices) and Clause 40 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement.

6.2	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.	GOVERNING LAW
This Agreement is governed by Japanese law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
SIGNATURES
The Company

SYNNEX INFOTEC CORPORATION

By: /s/ Signature in Japanese Characters

The Guarantor

SYNNEX CORPORATION

By:

/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

The Agent

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Signature in Japanese Characters